UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2017

NCI, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51579	20-3211574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11730 Plaza American Drive, Reston, VA		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously reported in the Current Report on Form 8-K filed by NCI, Inc., a Delaware corporation (“NCI”), with the Securities and Exchange Commission (the “SEC”) on July 5, 2017, NCI entered into an Agreement and Plan of Merger, dated as of July 2, 2017 (the “Merger Agreement”), with Cloud Intermediate Holdings, LLC, a Delaware limited liability company (“Parent”), and Cloud Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Parent and Purchaser are beneficially owned by affiliates of H.I.G. Capital, L.L.C. (“HIG”). In accordance with the terms of the Merger Agreement, on July 17, 2017, Purchaser commenced a tender offer (the “Offer”) for all of the issued and outstanding shares of NCI’s Class A common stock, par value $0.019 per share (the “Class A Shares”), and NCI’s Class B common stock, par value $0.019 per share (the “Class B Shares”, together with the Class A Shares, the “Shares”), at a price of $20.00 per Share, net to the seller thereof in cash (the “Offer Price”), without interest and subject to deduction for any required withholding of taxes.

The Offer expired at 12:00 a.m. midnight, New York City time, at the end of the day on Friday, August 11, 2017 (the “Expiration Time”), as scheduled and was not extended. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised Parent and Purchaser that, as of the Expiration Time, a total of 11,924,366 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, which tendered Shares represent approximately 82.0% of the voting power of the Shares outstanding on a fully-diluted basis (assuming that the Class B Shares converted to Class A Shares upon consummation of the Offer, the exercise of all options and the vesting of all restricted stock awards). As a result, Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares has been made to the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. The Depositary also advised Parent and Purchaser that it has received Notices of Guaranteed Delivery with respect to 222,752 additional Shares, representing approximately 1.5% of the voting power of the Shares outstanding on a fully-diluted basis (assuming that the Class B Shares converted to Class A Shares upon consummation of the Offer, the exercise of all options and the vesting of all restricted stock awards).

On August 15, 2017 (the “Closing Date”), as a result of the acceptance of the Shares tendered in the Offer, Purchaser acquired a sufficient number of Shares to close the merger of Purchaser with and into NCI (the “Merger”) without the affirmative vote of the stockholders of NCI pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share then issued and outstanding (other than the Shares owned by NCI, Parent or Purchaser, or any of their subsidiaries, or by stockholders who validly exercised and perfected their appraisal rights under the DGCL) was converted into the right to receive the Offer Price, without interest and subject to deduction for any required withholding of taxes. All Shares that were converted into the right to receive the Offer Price were canceled and ceased to exist. NCI was the surviving corporation in the Merger and is now a wholly owned subsidiary of Parent.

In addition, at the Effective Time, (i) each outstanding option to purchase Shares, whether or not then exercisable or vested (each, a “Company Option”), was canceled and converted into the right to receive from Parent or NCI an amount in cash, without interest, and subject to deduction for any required withholding of taxes, equal to (a) the excess, if any, of (y) the Offer Price over (z) the exercise price of such Company Option, multiplied by (b) the number of Shares that subject to such Company Option, and (ii) each outstanding award of restricted Shares (which were deemed to be fully vested) (each, a “Company RSA”) was canceled and converted into the right to receive an amount in cash, without interest, and subject to deduction for any required withholding of taxes, equal to the product of (a) the Offer Price and (b) the number of Shares subject to such Company RSA. At the Effective Time, each Company Option with an exercise price at or above the Offer Price was canceled for no consideration.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed by NCI with the SEC on July 5, 2017, which is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

On the Closing Date, NCI, successor by merger to Purchaser, and certain of its subsidiaries entered into a Credit Agreement with Wilmington Savings Fund Society, FSB, as administrative agent (the “Administrative Agent”) and collateral agent, and the certain other parties thereto (the “Credit Agreement”). The Credit Agreement provides for the following loan facilities: (i) a seven-year $177,500,000 senior secured term loan facility and (ii) a six-year $20,000,000 senior secured revolving credit facility.

At NCI’s option, the principal balance of loans outstanding under the Credit Agreement will bear interest at a rate equal to (a) with respect to term loans (i) LIBOR (subject to a 1.00% floor) plus an applicable margin equal to 7.50% or (ii) a base rate (the “Base Rate”) that is the greatest of: (i) the rate of interest determined from time to time by the Administrative Agent as its “prime rate” as in effect on such day, (ii) the sum of (x) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus (y) 1/2 of 1.00% per annum, and (iii) the sum of (x) LIBOR (subject to a 1.00% floor) plus (y) 1.00%, plus an applicable margin equal to 6.50% or (b) with respect to the revolving loans, (A) LIBOR (subject to a 1.00% floor) plus an applicable margin equal to 4.00% and (B) Base Rate, plus an applicable margin equal to 3.00%.

The term loan was fully funded at the closing of the Credit Agreement and NCI is required to make consecutive quarterly principal payments commencing on September 30, 2017. The Credit Agreement includes covenants requiring NCI to maintain certain financial ratios. The Company used the proceeds of the term loan to (i) fund a portion of the consideration for the Merger, (ii) refinance prior debt, and (iii) pay fees, premiums, expenses and other transaction costs. NCI may use proceeds of loans under the revolving credit facility for working capital and other general corporate purposes.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with the consummation of the Merger, NCI repaid in full all amounts outstanding pursuant to, and terminated, the Amended and Restated Loan and Security Agreement, dated as of December 13, 2010, by and among NCI and its subsidiaries, as Borrowers, the several banks and financial institutions from time to time parties thereto, as Lenders, SunTrust Bank as the Administrative Agent to the Lenders and SunTrust Robinson Humphrey, Inc., as Lead Arranger and Book Manager.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note and Items 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in the Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, NCI notified the NASDAQ Stock Market LLC (“NASDAQ”) on August 15, 2017 that each Share (other than the Shares owned by NCI, Parent or Purchaser, or any of their subsidiaries, or by stockholders who validly exercised and perfected their appraisal rights under the DGCL) was automatically converted into the right to receive the Offer Price, without interest and subject to deduction for any required withholding of taxes, and requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934 on Form 25 to delist and deregister the Class A Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NCI requested that NASDAQ halt trading of the Class A Shares on NASDAQ on August 15, 2017. NCI also intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of NCI’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As described in the Introductory Note of this Current Report on Form 8-K, at the Acceptance Time, Purchaser accepted for payment all Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Time. As a result of the acceptance of such Shares, a change in control of NCI occurred. At the Effective Time, NCI became a wholly owned subsidiary of Parent.

As described above, the Merger was completed on August 15, 2017. The Merger was effected pursuant to Section 251(h) of the DGCL, without a vote of the stockholders of NCI. At the Effective Time, each Share then issued and outstanding (other than the Shares owned by NCI, Parent or Purchaser, or any of their subsidiaries, or by stockholders who validly exercised and perfected their appraisal rights under the DGCL) was converted into the right to receive the Offer Price, without interest and subject to deduction for any required withholding of taxes.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $283.1 million, without giving effect to related transaction fees and expenses. The source of such funds was equity contributions from H.I.G. Middle Market LBO Fund II, L.P., an affiliate of HIG, and certain limited partners thereof, cash on hand of NCI and proceeds from debt financing provided by KKR Credit Advisors (US) LLC.

The information contained in the Introductory Note and in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, Jeffrey Kelly and Vivek Jain, became the directors of NCI at the Effective Time. Additionally, each of Paul Dillahay, James Allen, Paul Lombardi, Cindy Moran, Charles Narang, Austin Yerks, and Daniel Young ceased serving as a member of the Board of Directors of NCI at the Effective Time.

In addition, effective as of the Effective Time, Paul Dillahay, Lucas Narel and Michele Cappello, the officers of NCI immediately prior to the Effective Time, became the Chief Executive Officer and President, Executive Vice President, Chief Financial Officer and Treasurer, and General Counsel and Corporate Secretary, respectively, of NCI.

Information about Messrs. Kelly and Jain is contained in the Offer to Purchase for Cash, dated July 17, 2017, filed by Parent and Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on July 17, 2017, as subsequently amended, which information is incorporated herein by reference.

The disclosure contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, NCI’s certificate of incorporation and bylaws were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On August 14, 2017, HIG issued a press release announcing the expiration and results of the Offer and the expected consummation of the Merger. On August 15, 2017, NCI and HIG issued a press release announcing the consummation of the Merger. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of NCI, Inc.

3.2	Amended and Restated Bylaws of NCI, Inc.

99.1	Press Release issued by HIG, dated August 14, 2017 (incorporated by reference to Exhibit (a)(5)(I) to the Schedule 14D-9/A filed by NCI, Inc. with the SEC on August 14, 2017).

99.2	Press Release issued by NCI, Inc. and HIG, dated August 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2017	NCI, Inc.

	By:	/s/ Paul Dillahay
	Name:	Paul Dillahay
	Title:	Chief Executive Officer and President